Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

GORILLA TECHNOLOGY GROUP INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities		457(o)		$	$			$
Fees to be Paid	Debt Convertible into Equity	Debt Securities		457(o)
Fees to be Paid	Non-Convertible Debt	Debt Securities		457(o)
Fees to be Paid	Equity	Ordinary Shares		457(o)
Fees to be Paid	Equity	Preference Shares		457(o)
Fees to be Paid	Other	Depositary Shares		457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Rights		457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$		$17,903,178.00	0.0001381		$2,472.43

Total Offering Amounts:								$17,903,178.00			2,472.43
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:											$2,472.43

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Offering Note(s)

(1)	The Registrant previously registered the offer and sale of certain securities, including its ordinary shares, preference shares, and warrants to subscribe for ordinary shares, rights to subscribe for ordinary shares, and debt securities, having a proposed maximum aggregate offering price of $300,000,000 pursuant to Registration Statement on Form F-3 (Registration No. 333-274053), which was filed on August 17, 2023 and declared effective by the SEC on August 29, 2023 (the “Prior Registration Statement”). As of the date hereof, a balance of $89,515,894 securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the Registrant is hereby registering the offer and sale of an additional $17,903,178 of securities available for issuance under the Prior Registration Statement. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.